Exhibit 23.1


               CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


To the Board of Directors and Shareholders
Dunn Mining, Inc.

We hereby consent to the incorporation by reference, in this SB-2 Registration Statement of Dunn Mining, Inc. of our report dated December 22, 2006, relating to the financial statements of Dunn Mining, Inc. (an exploration stage company) for the period from the date of inception (April 4, 2006) to August 31, 2006.



/s/ Madsen & Associates CPA's, Inc.
-----------------------------------
Madsen & Associates CPA's, Inc.

June 12, 2007